Exhibit 2.5


                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK


                                              )
In re:                                        ) Chapter 11
                                              )
                                              ) Case Nos. 02-40826 (CB), et al.
OGDEN NEW YORK SERVICES, INC., et al.,(1)     )
                                              ) (Jointly Administered)
       Debtors and Debtors In Possession.     )



           FIRST AMENDED SHORT-FORM DISCLOSURE STATEMENT WITH RESPECT
     TO REORGANIZING DEBTORS' JOINT PLAN OF REORGANIZATION, HEBER DEBTORS'
      JOINT PLAN OF REORGANIZATION, AND LIQUIDATING DEBTORS' JOINT PLAN OF
               LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


Dated:  October 3, 2003

CLEARY, GOTTLIEB, STEEN & HAMILTON               JENNER & BLOCK, LLC
Deborah M. Buell (DB 3562)                       Vincent E. Lazar (VL 7320)
James L. Bromley (JB 5125)                       Christine L. Childers (CC 0092)
One Liberty Plaza                                One IBM Plaza
New York, NY 10006                               Chicago, IL 60611
(212) 225-2000                                   (312) 222-9350


                  Counsel to Debtors and Debtors In Possession


------------
(1) A complete list of the Debtors and Debtors In Possession is provided on Exhibit K to the Disclosure Statement.

                                   DISCLAIMER

         THE INFORMATION CONTAINED IN THIS SHORT-FORM DISCLOSURE STATEMENT (THE "SHORT-FORM DISCLOSURE STATEMENT"), DISCLOSURE STATEMENT TO WHICH IT RELATES (THE "SHORT-FORM DISCLOSURE STATEMENT") AND APPENDICES TO THE DISCLOSURE STATEMENT RELATES TO THE REORGANIZING DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION (AS AMENDED, THE "REORGANIZATION PLAN"), THE HEBER DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION (AS AMENDED, THE "HEBER REORGANIZATION PLAN"), AND THE LIQUIDATING DEBTORS' FIRST AMENDED JOINT PLAN OF LIQUIDATION (AS AMENDED, THE "LIQUIDATION PLAN," AND TOGETHER WITH THE REORGANIZATION PLAN AND THE HEBER REORGANIZATION PLAN, THE "PLANS") AND ARE INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF EACH OF THE REORGANIZATION PLAN AND THE LIQUIDATION PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON SUCH PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS SHORT-FORM DISCLOSURE STATEMENT OR THE DISCLOSURE STATEMENT, REGARDING THE PLANS OR THE SOLICITATION OF ACCEPTANCES OF THE PLANS.

         ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS SHORT-FORM DISCLOSURE STATEMENT, THE DISCLOSURE STATEMENT AND THE PLANS IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE REORGANIZATION PLAN AND/OR THE LIQUIDATION PLAN. SUMMARIES OF THE PLANS AND STATEMENTS MADE IN THIS SHORT-FORM DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE REORGANIZATION PLAN, THE HEBER REORGANIZATION PLAN AND/OR THE LIQUIDATION PLAN, OTHER EXHIBITS ANNEXED OR REFERRED TO IN THE PLANS, RESPECTIVELY, THE DISCLOSURE STATEMENT, AND THIS SHORT-FORM DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS SHORT-FORM DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

         THIS SHORT-FORM DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH 11 U.S.C. ss. 1125 AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER LAWS GOVERNING DISCLOSURE OUTSIDE THE CONTEXT OF TITLE 11 OF THE UNITED STATES CODE ss.ss. 101-1330 (THE "BANKRUPTCY CODE"). NEITHER THE SECURITIES TO BE DISTRIBUTED NOR THE SHORT-FORM DISCLOSURE STATEMENT HAS BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC APPROVED OR DISAPPROVED OF THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS SHORT-FORM DISCLOSURE STATEMENT, DISCLOSURE STATEMENT AND APPENDICES TO THE DISCLOSURE STATEMENT WILL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THE SHORT-FORM DISCLOSURE STATEMENT, THE DISCLOSURE STATEMENT AND THE APPENDICES TO THE DISCLOSURE STATEMENT WILL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING NOR WILL THEY BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN THE DEBTORS.

         NO PARTY IS AUTHORIZED TO PROVIDE TO ANY OTHER PARTY ANY INFORMATION CONCERNING THE PLANS OTHER THAN THE CONTENTS OF THIS SHORT-FORM DISCLOSURE STATEMENT AND THE DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN THOSE SET FORTH IN THIS SHORT-FORM DISCLOSURE STATEMENT AND THE DISCLOSURE STATEMENT. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD NOT RELY ON ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE OF THE PLANS THAT ARE OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN, IN THE DISCLOSURE STATEMENT AND IN THE PLANS.

         ADDITIONAL INFORMATION REGARDING THE DEBTORS (AS DEFINED HEREIN) IS CONTAINED IN PUBLIC FILINGS WITH THE SEC.

         ALTHOUGH THE DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS SHORT-FORM DISCLOSURE STATEMENT AND THE DISCLOSURE STATEMENT, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS SHORT-FORM DISCLOSURE STATEMENT AND DISLOSURE STATEMENT HAS NOT BEEN AUDITED, EXCEPT, TO THE EXTENT INDICATED, THE FINANCIAL STATEMENTS INCLUDED IN COVANTA ENERGY CORPORATION'S ANNUAL REPORT ON FORM 10-K.

         THE PROJECTIONS PROVIDED IN THIS SHORT-FORM DISCLOSURE STATEMENT AND THE DISCLOSURE STATEMENT HAVE BEEN PREPARED BY THE DEBTORS' MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALISTIC AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE DEBTORS' ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

         SEE ARTICLE VIII OF THE DISCLOSURE STATEMENT, "RISK FACTORS," FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED EQUITY INTEREST TO ACCEPT THE REORGANIZATION PLAN OR LIQUIDATION PLAN.

                              SUMMARY OF THE PLANS

         The following introduction and summary is a general overview only, which is qualified in its entirety by, and should be read in conjunction with, the more detailed discussions, information and financial statements and notes thereto appearing elsewhere in this Short-Form Disclosure Statement, the Disclosure Statement and the Plans. Copies of the Plans are annexed to the Disclosure Statement in Exhibits A, B and C.

         This Short-Form Disclosure Statement and the Disclosure Statement contain, among other things, descriptions and summaries of provisions of the Reorganization Plan being proposed by the Reorganizing Debtors, the Heber Reorganization Plan being proposed by the Heber Debtors, and the Liquidation Plan being proposed by the Liquidating Debtors (together, the "Debtors"), respectively, as filed with the United States Bankruptcy Court for the Southern District of New York (the "Court"). Certain provisions of the Plans, and thus the descriptions and summaries contained herein, are the subject of continuing negotiations among the Debtors and various parties, have not been finally agreed upon, and may be modified.

         A complete list of the Reorganizing Debtors, the Heber Debtors and the Liquidating Debtors is attached as Exhibit K to the Disclosure Statement. Without prejudice to the rights of the Proposed Buyers under the Heber Purchase Agreement (each as defined herein), the Debtors have reserved their rights in the Plans to redesignate Debtors as Reorganizing Debtors, Heber Debtors or Liquidating Debtors at any time prior to ten (10) days prior to the applicable Confirmation Hearing (as defined below). Holders of Claims or Equity Interests (each as defined below) who are entitled to vote on the Plans and who are affected by any such redesignation shall have five (5) days from the notice of such redesignation to vote to accept or reject the applicable Plan(s). Without prejudice to the rights of the Proposed Buyers under the Heber Purchase Agreement, the Debtors also have reserved the right to withdraw prior to the applicable Confirmation Hearing one or more Debtors from a Plan, and thereafter to file a plan solely with respect to such Debtor.

         The Debtors believe that the Debtors' creditors will receive substantially greater and earlier recoveries under the Plans than those that would be achieved in total liquidation or under an alternative plan and, further, that any alternative to confirmation of the Plans, such as total liquidation of the Debtors or attempts by another party in interest to file a plan, could result in significant delays, litigation and costs.

A.       Definitions

         Except as otherwise provided herein, capitalized terms not otherwise defined in this Short-Form Disclosure Statement have the meanings ascribed to them in the Disclosure Statement or the Plans. In addition, all references in this Short-Form Disclosure Statement to monetary figures refer to United States currency, unless otherwise expressly provided.

B.       Overview

         Covanta Energy Corporation ("Covanta") and its subsidiaries (collectively, the "Subsidiaries" and together with Covanta, the "Company") develop, construct, own and operate for others key infrastructure for the conversion of waste-to-energy ("WTE"), independent power production ("IPP") and the treatment of water and wastewater in the United States and abroad. The Company owns or operates 62 power generation facilities, 46 of which are in the United States and 16 of which are located outside of the United States. The Company's power generation facilities use a variety of fuels, including municipal solid waste, water (hydroelectric), natural gas, coal, geothermal fluid, wood waste, landfill gas, heavy fuel oil and diesel fuel. Until September 1999, and under prior management, the Company was also actively involved in the entertainment and aviation services industries.

         On April 1, 2002 (the "Initial Petition Date"), Covanta and 123 of its domestic subsidiaries filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Court. On December 16, 2002 (the "Interim Petition Date"), and June 6, 2003 (the "Subsequent Petition Date," and with the Initial Petition Date and the Interim Petition Date, the "Petition Dates") thirty-one
(31) additional subsidiaries filed their chapter 11 petitions for relief under the Bankruptcy Code. In addition, four (4) subsidiaries that had filed petitions on the Initial Petition Date have been sold as part of the Company's disposition of non-core assets and are no longer owned by the Company, nor are they part of the bankruptcy proceedings. The pending bankruptcy cases (the "Chapter 11 Cases") are being jointly administered under the caption "In re Ogden New York Services, Inc., et al., Case Nos. 02-40826
(CB), et al."

         Until September 1999, and under prior management, the Company was actively involved in the entertainment and aviation services industries. However, after extensive study and evaluation, the Company determined that most of its earnings were generated by the energy business, that the entertainment business was substantially over-leveraged and that the focus on the entertainment and aviation businesses had not proven successful. Accordingly, in September 1999, the Company adopted a restructuring strategy in which it would concentrate on its core energy business while seeking to sell its aviation and entertainment businesses. During 2000 and 2001, the Company divested multiple entertainment and aviation assets and shed tens of millions of dollars of overhead.

         However, the Company required waivers of financial covenants under its numerous credit agreements and new letter of credit facilities to be used by its core energy business in the event of a downgrade by the credit rating agencies below investment grade. The Company believed that, with a single master credit agreement in place, it could seek access to the capital markets with which it could raise equity or debt that, combined with additional cash from the sale of its remaining entertainment and aviation assets, would meet its liquidity needs, including the timely repayment of outstanding debentures maturing in 2002. By the fall of 2000, the Company and its key banks reached an agreement in principle on the terms of a new master credit facility that would include all then-existing bank credit arrangements and a new revolving and letter of credit facility. Due principally to intercreditor issues that were difficult to resolve, the new Revolving Credit and Participation Agreement (the "Master Credit Facility") was not executed until March 14, 2001, at which time the Company paid down all outstanding bank debt. With the Master Credit Facility in place, the Company took steps to access the equity markets and continued to dispose of entertainment and aviation assets. However, these efforts were thwarted in the spring of 2001 by unanticipated events. The sale of the remaining assets from the non-core businesses took longer and yielded fewer proceeds than anticipated. The energy crisis in California (which led to the substantially delayed payment to the Company of approximately $75 million by two California utilities) and the perception that the independent power sector was overbuilt contributed to a reduction in demand for energy company securities. The delayed payment by the two California utilities also caused the Company to seek cash flow covenant waivers under the Master Credit Facility in June 2001. These waivers were granted, but in consideration for the waivers the Company lost the capacity under the Master Credit Facility to obtain letters of credit that it had intended to provide to third parties in the event of a downgrade in the Company's credit rating. The Company's ability to access the capital markets was further hampered first by a sharp downturn in capital markets for energy companies in the middle of 2001, and subsequently by the events of September 11, 2001, which dampened the capital markets generally, and the collapse of Enron, which brought the energy sector further investor disfavor.

         In December 2002, the Company publicly stated that it needed further covenant waivers and that it was encountering difficulties in achieving access to short-term liquidity. This resulted in a downgrade of the Company's credit rating below investment grade. Consequently, under its contracts for two WTE facilities the Company became obligated to provide credit support in the amount of $50 million for each project. On March 1, 2002, the Company availed itself of a grace period to defer for 30 days the payment of approximately $4.6 million of interest on its $100 million principal amount 9.25% Debentures due 2022 (the "9.25% Debentures").

         In March 2002, substantial amounts of fees under the Master Credit Facility came due, but could not be paid without violating cash maintenance covenants under the facility. In addition, draw notices totaling approximately $105.2 million were presented on two letters of credit issued on behalf of the Company. Although the bank lenders honored such letters of credit, the Company had insufficient liquidity to reimburse the bank lenders as required under the Master Credit Facility. Furthermore, approximately $148.7 million of the 6% Convertible Debentures and the 5.75% Convertible Debentures (collectively, the "Convertible Debentures") were to mature in 2002.

         Ultimately, the Company concluded that the commencement of the Chapter 11 Cases was in the best interest of all creditors as the best means by which to protect the value of the Company's core business, reorganize its capital structure and complete the disposition of its remaining non-core entertainment and aviation assets.

         Since the Initial Petition Date, the Debtors have continued their efforts to dispose of non-core businesses. With approval of the Court, the Debtors have sold the remaining aviation fueling assets, their interests in Casino Iguazu ("Casino Iguazu") and La Rural Fairgrounds and Exhibition Center ("La Rural Fairgrounds," and with Casino Iguazu, the "Argentine Assets") in Argentina. They also realized their interests in the Corel Centre in Ottawa, Canada (the "Corel Centre") and in the Ottawa Senators Hockey Club Corporation (the "Team") and other miscellaneous assets related to the entertainment business. In addition, in order to enhance the value of the Company's core business, on September 23, 2002, management announced a reduction in non-plant personnel, closure of satellite development offices and reduction in all other costs not directly related to maintaining operations at their current high levels. As part of the reduction in force, WTE and domestic independent power headquarters management were combined and numerous other structural changes were instituted in order to improve management efficiency.

C.       Events Leading to the Plans

         Over the course of these proceedings, the Debtors have held discussions with the Official Committee of Unsecured Creditors (the "Creditors Committee"), representatives of the Debtors' prepetition bank lenders (the "Prepetition Lenders") and DIP Lenders (together, the "Secured Bank Lenders") and the 9.25% Debenture holders with respect to possible capital and debt structures for the Debtors and the formulation of the Plans. A central element of these discussions and related negotiations, described further in Section VI.C.12 of the Disclosure Statement, was the possibility for the Debtors and their secured and unsecured creditors to develop a plan of reorganization involving an employee stock ownership plan or "ESOP."

         After extensive negotiations, significant progress was made toward determining that an ESOP could provide a useful framework for a plan of reorganization. In order to better determine the viability of an ESOP, the Debtors appointed a committee originally consisting of three of Covanta's senior managers (the "ESOP Committee"), whose purpose was to foster the exploration of the ESOP structure by devising a course of action pursuant to which the Company could move forward with its inquiries regarding the ESOP alternative. It was the ESOP Committee's belief that a more definitive determination of the viability of an ESOP required the appointment of an independent fiduciary to represent the ESOP and the interests of employees who would participate in the ESOP in reviewing the terms of any proposed ESOP transaction and subsequently deciding whether the ESOP should participate in such a transaction. In addition, the ESOP Committee believed that an independent fiduciary's representation of the ESOP and its participants would be essential to ensuring that any proposed ESOP transaction be structured to comply with all of the applicable fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         After conducting interviews with a number of potential candidates, the ESOP Committee decided to retain U.S. Trust Company, N.A. ("U.S. Trust"), because of its extensive experience in providing specialized management, fiduciary and consulting services with respect to the formation of ESOPs, to act as independent fiduciary on behalf of the ESOP. The ESOP Committee thereafter negotiated a form of agreement with U.S. Trust for the provision of fiduciary services in connection with a potential ESOP (the "U.S. Trust Agreement"). On July 1, 2003, the Court entered an order (Docket No. 1719) authorizing Covanta to engage U.S. Trust, as well as retain Duff & Phelps ("D&P") as a financial advisor to U.S. Trust, in connection with the potential ESOP transaction. Pursuant to this order, Covanta, the ESOP Committee and U.S. Trust, effective as of July 1, 2003, entered into the U.S. Trust Agreement.

         Pursuant to the U.S. Trust Agreement, U.S. Trust is authorized to review the terms of the Reorganization Plan and the proposed new corporate structure of the Reorganized Debtors. As part of this review, U.S. Trust's responsibilities are to (i) conduct appropriate due diligence on the Company and the proposed ESOP, (ii) negotiate on behalf of the proposed ESOP the terms governing the contribution of Reorganized Covanta's stock to the proposed ESOP and (iii) determine, on behalf of the proposed ESOP, whether to accept a proposed contribution of Reorganized Covanta's stock to the proposed ESOP. In exercising these responsibilities, U.S. Trust will rely on the opinion of its financial advisor, D&P, that the terms and conditions of the proposed contribution are fair and reasonable to the ESOP from a financial point of view. The Company has agreed to indemnify U.S. Trust for any losses, claims, damages or liabilities, including reasonable attorneys' fees, arising in any manner in connection with the provision of services or exercise of responsibilities under the U.S. Trust Agreement, unless such losses, claims, damages or liabilities are finally adjudged to have resulted from U.S. Trust's bad-faith, self-dealing, breach of fiduciary duty, negligence or willful misconduct.

         The fee structure of the U.S. Trust Agreement contemplates, in addition to the reimbursement of reasonable expenses, a flat dollar fee of $300,000, payable to U.S. Trust regardless of whether the Reorganization Plan is consummated. The Company has already paid to U.S. Trust $150,000 as compensation for the services it has performed and will continue to perform in connection with the ESOP transaction. The final installment of $150,000 will be paid to U.S. Trust when it is prepared to make a final decision regarding whether or not to accept, on behalf of the ESOP, the proposed contribution of Reorganized Covanta stock. In addition, the U.S. Trust Agreement contemplates the payment to D&P of a reasonable fee, not to exceed $175,000, and reimbursement of reasonable expenses, not to exceed $25,000, in connection with its rendering of the financial opinion. No portion of the fee payable to U.S. Trust is contingent in any way upon the consummation of the Reorganization Plan or an affirmative decision by U.S. Trust to accept the proposed contribution. The ESOP Committee believes the fee structure is a critical component of its efforts to ensure that the ESOP transaction complies with the fiduciary requirements of ERISA.

         U.S. Trust's decision with respect to whether or not to accept the proposed contribution of Reorganized Covanta stock is crucial to the successful restructuring of the Debtors. The consummation of the Reorganization Plan is predicated on U.S. Trust's acceptance of the contribution on behalf of the ESOP. There is no guarantee that U.S. Trust will decide that the acceptance of such contribution is in the best interests of the ESOP and its participants. The Debtors expect that U.S. Trust will be prepared to make its decision in the near future.

D.       General Structure of the Plans

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors. Upon the filing of a petition for relief under chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all actions and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of its chapter 11 case.

         The process of satisfying claims against and interests in the Debtors is set forth in the Plans. Confirmation of the Plans by the Court makes the Plans binding upon the Debtors, any issuer of securities under the Plans, any person or entity acquiring property under the Plans and any creditor of or equity security holder in the Debtors, whether or not such creditor or equity security holder (i) is impaired under or has accepted the Plans or (ii) receives or retains any property under the Plans.

         Subject to certain limited exceptions and other than as provided in the Reorganization Plan or the Heber Reorganization Plan or in the orders confirming the Plans (the "Confirmation Order"), the confirmation of the Reorganization Plan and the Heber Reorganization Plan discharges the Reorganizing Debtors and Heber Debtors, respectively, from any debt that arose prior to the applicable Effective Date, substitutes therefor the obligations specified under the confirmed Reorganization Plan or Heber Reorganization Plan, and terminates all rights and interests of equity security holders except to the extent expressly provided therein. The terms of the Reorganization Plan and the Heber Reorganization Plan are based upon, among other things, the Debtors' assessment of their ability to achieve the goals of their Business Plan (as defined in Section VI.C.16 of the Disclosure Statement), make the distributions contemplated under the Reorganization Plan and Heber Reorganization Plan and pay certain of their continuing obligations in the ordinary course of the businesses of the Reorganizing Debtors. In accordance with section 1141(d)(3) of the Bankruptcy Code, the confirmation of the Liquidation Plan does not discharge the Liquidating Debtors from any Claims asserted against them.

         Under the Plans, Claims against and Equity Interests in the Reorganizing Debtors, Heber Debtors and the Liquidating Debtors, respectively, are divided into Classes according to their relative seniority and other criteria. Each Reorganizing Debtor, Heber Debtor and Liquidating Debtor is a proponent of the respective Plans within the meaning of section 1129 of the Bankruptcy Code. The Reorganizing Debtors' Estates, the Heber Debtors' Estates and the Liquidating Debtors' Estates have been deemed consolidated solely for purposes of administration, procedure and voting. By virtue of this deemed consolidation, in some instances, claims against multiple Reorganizing Debtors, Heber Debtors and Liquidating Debtors have been grouped together into single Classes of Claims.

         Except to the extent a Reorganizing Debtor, Heber Debtor or Liquidating Debtor expressly assumes an obligation or liability of another Debtor, the Plans will not operate to impose liability on the Reorganizing Debtors, Heber Debtors or Liquidating Debtors for the Claims against any other Debtor or the debts and other obligations of any other Debtor. From and after the Effective Date of the Reorganization Plan (the "Reorganization Effective Date") or the Effective Date of the Heber Reorganization Plan (the "Heber Effective Date"), each Reorganizing Debtor and Heber Debtor will be separately liable for its own debts and obligations arising on and after the applicable Effective Date. Additionally, from and after the Effective Date of the Liquidation Plan (the "Liquidation Effective Date"), each Liquidating Debtor will be separately liable for its own debts and obligations arising on and after the Liquidation Effective Date, although, as most of the Liquidating Debtors are non-operating and there is no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with the liquidating purpose of the Liquidation Plan, the Liquidating Debtors do not anticipate that they will incur any new debts or obligations on or after the Liquidation Plan Effective Date.

         After careful review of the Debtors' current and projected operations, estimated recoveries in a complete liquidation scenario, prospects as an ongoing business, and the strategic Business Plan developed by management and discussed more fully in Section VI.C.16 of the Disclosure Statement, the Debtors have concluded that the recovery to the Debtors' creditors will be maximized by the Reorganizing Debtors and Heber Debtors' continued operation as going concerns and the Liquidating Debtors' dissolution in accordance with applicable law. The Reorganizing Debtors and Heber Debtors believe that their businesses and assets have significant value that would not be realized in a complete liquidation. According to the liquidation valuation analyses prepared by the Reorganizing Debtors and Heber Debtors with the assistance of their financial advisors, the value of each of the estates of the Reorganizing Debtors and Heber Debtors, respectively, is considerably greater as a going concern than in a liquidation. For a complete discussion of the liquidation value of the Reorganizing Debtors and Heber Debtors, please refer to Exhibit H attached to the Disclosure Statement. The Debtors believe that this value is further enhanced by segregating the Liquidating Debtors, whose assets are primarily non-core and unrelated to the core businesses of the Reorganizing Debtors and Heber Debtors.

         Accordingly, the Debtors believe that the structures of the Plans provide the best recoveries possible for holders of Claims against the Debtors and strongly recommend that, if you are entitled to vote, you vote to ACCEPT the Reorganization Plan or the Liquidation Plan, as applicable. Because all non-insider classes of claims under the Heber Reorganization Plan are unimpaired, the Heber Debtors are not soliciting votes in respect of the Heber Plan. The Debtors believe that any alternative to confirmation of the Plans, such as complete liquidation or attempts by another party in interest to file a plan, could result in significant delays, litigation and costs, as well as significantly reduced recovery by creditors.

E.       Restructuring of the Debtors

         The Debtors filed with the Court (i) the Reorganization Plan (which was filed jointly by the Reorganizing Debtors and the Heber Debtors) and the Liquidation Plan on September 8, 2003, (ii) the First Amended Heber Reorganization Plan on September 24, 2003, and (iii) the First Amended Reorganization Plan, the Second Amended Heber Reorganization Plan and the First Amended Liquidation Plan on September 28, 2003. The Debtors expect to file with the Court slightly revised versions of the Plans on or about October 13, 2003. The Reorganization Plan is premised upon the economic benefits to be derived from a framework for a restructuring of the Debtors built around the establishment and implementation of an ESOP. By establishing an ESOP to which Reorganized Covanta will contribute all of its stock, the employees of the Reorganized Debtors, as participants in the ESOP, will receive an equity interest in Reorganized Covanta that provides employees an opportunity to profit from the value of Reorganized Covanta Common Stock. In addition, the implementation of the ESOP and Reorganization Plan (which includes Reorganized Covanta electing S corporation status for federal income tax purposes) is intended to result in the Debtors realizing a significant increase in available after-tax cash flow through a substantial reduction in federal income tax liabilities that will permit the Debtors to pay down their Allowable Claims, thereby permitting the Reorganizing Debtors to emerge from bankruptcy and permitting the Reorganizing Debtors to benefit the employees participating in the ESOP. Furthermore, the feasibility of the Reorganization Plan is further premised upon an ability to implement the Business Plan for the Reorganizing Debtors. The Business Plan (as defined in Section VI.C.16 of the Disclosure Statement) and accompanying financial projections through December 31, 2007, which include the preliminary estimated effects of the required adoption of "fresh start" accounting (the "Projections"), are described in detail in Section VI.C.16 of the Disclosure Statement. While the Company believes that the Business Plan and Projections are reasonable and appropriate, they include a number of assumptions that may differ from actual results and are subject to a number of risk factors. See Article VIII of the Disclosure Statement for a discussion of such factors.

         The Debtors expect to sell their interests in certain geothermal energy projects (each project, a "Geothermal Project") in Heber, California (the "Geothermal Business")(2) either pursuant to section 363 of the Bankruptcy Code or the Heber Reorganization Plan, as contemplated by that certain Amended and Restated Ownership Interest Purchase Agreement, by and among Covanta Heber Field Energy, Inc., Heber Field Energy II, Inc., ERC Energy, Inc., ERC Energy II, Inc. Heber Loan Partners, Covanta Power Pacific, Inc. and Covanta Energy Americas, Inc. (collectively, the "Sellers") and Covanta and Caithness Heber Field I, LLC, Caithness Heber Field II, LLC, Caithness Heber Geothermal I, LLC, Caithness Heber Geothermal II, LLC, Caithness Mammoth, LLC, Caithness SIGC GP, LLC and Caithness SIGC LP, LLC (collectively, the "Proposed Buyers") dated as of September 25, 2003 (Docket No. 2214) (as such agreement may be amended, modified or terminated pursuant to the terms thereof, the "Heber Purchase Agreement"). Pursuant to the Heber Purchase Agreement, the Sellers, in consultation with the Proposed Buyers, shall determine whether to accomplish the resolution of the Chapter 11 Cases of the Heber Debtors though a sale pursuant to section 363 of the Bankruptcy Code or through the Heber Reorganization Plan. On September 8, 2003 the Debtors filed a motion (Docket No. 2057) (the "Heber Sale Motion"), seeking, among other things, (i) entry of an Order establishing competitive bidding and auction procedures for the Geothermal Business; (ii) approval of the sale (without prejudice to the Proposed Buyers' rights under the Heber Purchase Agreement, the "Geothermal Sale") of the Geothermal Business to the Proposed Buyers pursuant to the Heber Purchase Agreement, subject to higher or better offers under the Court-approved bidding and auction procedures, pursuant to either the Heber Sale Motion or the Heber Reorganization Plan (the "Heber Alternative Transaction"); (iii) and the dismissal of the Heber Debtors' Chapter 11 Cases as contemplated by the Heber Sale Motion or the Heber Alternative Transaction, as applicable (the "Heber Debtor Dismissal"). On the same day, the Heber Debtors filed their original proposed plan of reorganization, which was subsequently amended as provided in the Heber Reorganization Plan. On September 29, 2003, the Court entered an order (Docket No. 2222) (the "Heber Bidding Procedures Order"), approving the bidding procedures and establishing November 19, 2003 as the date of the Auction (as defined in the Heber Bidding Procedures Order) and the hearing to consider approval of the Geothermal Sale, either pursuant to the Heber Sale Motion or the Heber Reorganization Plan (the "Approval Hearing"). If the Court confirms the Heber Reorganization Plan at the Approval Hearing the Debtors will withdraw the request for the Heber Debtor Dismissal as provided in the Heber Sale Motion.

         The Reorganization Plan and the Heber Reorganization Plan are premised on the consummation of the Geothermal Sale, as the proceeds of the Geothermal Sale will provide the Reorganized Debtors and the Heber Debtors with funds necessary to emerge from their respective Chapter 11 Cases.

--------------------
(2) Non-debtor affiliates of the Debtors also expect to sell their interest in certain geothermal energy projects operated by Mammoth Pacific, L.P., also a non-debtor.

         The Liquidation Plan provides for the complete liquidation of the Liquidating Debtors. Apart from the disposition of businesses associated with the Arrowhead Pond of Anaheim arena in Anaheim, California ("Arrowhead Pond"), substantially all of the Liquidation Assets of the Liquidating Debtors have already been sold. The Debtors have proposed that the Secured Bank Lenders and 9.25% Debenture Holders contribute their Distributions, to which they would otherwise be entitled under the Liquidation Plan (consisting of (i) the proceeds of certain postpetition asset sales and (ii) certain other Claims of the Liquidating Debtors upon which the Secured Bank Lenders and 9.25% Debenture Holders have a first priority secured lien) to Reorganized Covanta. The Debtors further propose that up to $3,000,000 of the Cash subject to the transfers described in the previous sentence be transferred to the Operating Reserve and the Administrative Expense Claims Reserve, which shall be used by the Liquidating Trustee to fund the implementation of the Liquidation Plan. The transfers to Reorganized Covanta described above will assist the Reorganized Debtors in their reorganization. Furthermore, to the extent that there are Liquidation Assets that have not already been sold and/or transferred to Reorganized Covanta (the "Residual Liquidation Assets"), the Liquidation Plan provides for the complete liquidation and monetization (or abandonment, as the case may be) of such Residual Liquidation Assets and the complete dissolution of the Liquidating Debtors pursuant to applicable state law.

F.       Compromises and Settlements Incorporated into the Plans

         Under the Plans, Claims and Equity Interests are divided into Classes. The Distributions provided for under the Plans are based upon the relative priorities and rights of members of those respective Classes.

         The Plans also embody the proposed compromise and settlement of claims and causes of action among the creditors in certain Classes. The obligations of borrowers (including Covanta and certain of its subsidiaries under Tranche B of the DIP Financing Facility) under the Master Credit Facility (the "Prepetition Borrowers") are expected to aggregate $400 million (excluding undrawn letters of credit) together with approximately $34 million in accrued and unpaid fees and interest. These obligations were secured by a first priority lien on substantially all of the Prepetition Borrowers' assets, to the extent permitted, and by a pledge of 100% of the shares of most of Covanta's existing and future domestic subsidiaries, and 65% of the shares of substantially all of Covanta's foreign subsidiaries (the "Prepetition Collateral"). Pursuant to the order of the Court authorizing the DIP Financing Facility (as defined below), the Debtors stipulated, among other things, as to the priority, validity and enforceability of the liens and security interests that had been granted to the Prepetition Lenders prior to the commencement of the Chapter 11 Cases. Accordingly, the Prepetition Lenders are entitled to payment in full of their Allowed Secured Claim up to the full value of their security interest in the assets of the Prepetition Borrowers. However, in connection with the negotiations undertaken in development of the Plans, the Debtors have estimated the Prepetition Lenders' aggregate Allowed Secured Claim in the amount of $434 million, including interest and fees, which amount is subject to final allowance by the Court. In addition, distributions to the Prepetition Lenders are subject to certain priorities vis-a-vis each other as a result of the Intercreditor Agreement, among the Prepetition Lenders and the Company, dated March 14, 2001 (the "Intercreditor Agreement"). Similarly, the Debtors have estimated the 9.25% Debenture Holders' Allowed Secured Claims in the aggregate amount of $105 million, which amount is subject to final allowance by the Court.

         The proposed settlement of the Loss Sharing Litigation is also incorporated in the Reorganization Plan and shall become effective on the Reorganizing Debtors' emergence from Chapter 11. Under the settlement, the current synthetic pooling arrangement (i.e., loss sharing under the Intercreditor Agreement) will be replaced with an actual pooling of exposures among the Canadian Loss Sharing Lenders and the Pooled Facility Lenders.(3) This would be accomplished by the Pooled Facility Lenders purchasing a ratable share of the funded exposures of the Canadian Loss Sharing Lenders (and receiving a

-----------------
(3) Capitalized terms in this paragraph not otherwise defined herein or in the Reorganization Plan shall have the meaning set forth in the Master Credit Facility.

distribution on such amounts from the Reorganizing Debtors under the Reorganization Plan).(4) The Canadian Loss Sharing Lenders, in turn, would purchase a like amount of participations in the Tranche B Facility of the DIP Credit Agreement and thereby reduce the Pooled Facility Lenders' existing exposure under that facility and any replacement thereof.

         As described in more detail herein, as part of the overall negotiation of the Plans, the Debtors have proposed that the Secured Bank Lenders and the 9.25% Debenture Holders contribute certain Distributions to Reorganized Covanta. As further described herein, $500,000 of the Distributions or proceeds described above will be used to fund the Operating Reserve and up to $2,500,000 will be used to fund the Administrative Expense Claims Reserve, both of which are established under the Liquidation Plan. The Debtors believe that the transfer to Reorganized Covanta of such Distributions and other Liquidation Assets will enhance the value of Reorganized Covanta and inure to the benefit of the Secured Bank Lenders and the 9.25% Debenture Holders via their Distributions under the Reorganization Plan.

         Additionally, pursuant to the 9.25% Settlement, the holders of Parent and Holding Company Unsecured Claims would be entitled to receive a Pro-Rata Share of a Settlement Distribution as a result of the proposed settlement of the 9.25% Debentures Adversary Proceeding, as further described in Section VI.C.11 of the Disclosure Statement. Each holder of an Allowed 9.25% Debenture Claim shall have the option to opt out of participation in the 9.25% Settlement (those electing to opt out, the "Rejecting Bondholders"). In the event that there are Rejecting Bondholders with aggregate Claims in excess of $10 million, the 9.25% Debentures Adversary Proceeding shall continue with respect to such holders and the distribution to such Rejecting Bondholders will be held in a Reserve Account subject to resolution of the 9.25% Debentures Adversary Proceeding.

G.       Treatment of Executory Contracts and Unexpired Leases Under the Plans

1.       General Treatment

                  (a) Reorganizing Debtors: For Reorganizing Covanta and certain other Reorganizing Debtors listed on Exhibit 9.1A of the Reorganization Plan (collectively, the "Rejecting Debtors"), on the Reorganization Effective Date all executory contracts and unexpired leases to which each of the Rejecting Debtor is a party shall be deemed rejected, except for any executory contract or unexpired lease of the Rejecting Debtors that (i) has been previously assumed or rejected pursuant to a Final Order of the Court, (ii) is specifically designated as a contract or lease on the Rejecting Debtors' Schedule of Assumed Contracts and Leases, filed as Exhibit 9.1A(s) of the Reorganization Plan, as may be amended, or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Reorganizing Debtors prior to the hearing to consider the confirmation of the Reorganization Plan and related matters (with the hearing to consider the confirmation of the Liquidation Plan and related matters, the "Plans Confirmation Hearing"). The Rejecting Debtors expressly reserve the right to add or remove executory contracts and unexpired leases to or from the Rejecting Debtors' Schedule of Assumed Contracts and Leases at any time prior to the Reorganization Effective Date. The listing of a document on the Rejecting Debtors' Schedule of Assumed Contracts and Leases shall not constitute an admission that such document is an executory contract or unexpired lease or that the Reorganizing Debtors have any liability thereunder.

-------------------
(4) Based upon current projections, the Pooled Facility Lenders will purchase approximately [US]$14 million of the Canadian Loss Sharing Lenders' funded debt. After giving effect to the purchase (and all prior loss sharing payments), the remaining Tranche C Commitments (anticipated to be approximately US$16 million at such time) will be terminated.

                  For Reorganizing Debtors listed on Exhibit 9.1B of the Reorganization Plan (collectively, the "Assuming Debtors"), on the Reorganization Effective Date all executory contracts and unexpired leases to which each of the Assuming Debtors is a party shall be deemed assumed, except for any executory contract or unexpired lease of the Assuming Debtors that (i) has been previously assumed or rejected pursuant to a Final Order of the Court,
(ii) is specifically designated as a contract or lease on the Assuming Debtors' Schedule of Rejected Contracts and Leases, filed as Exhibit 9.1B(s) of the Reorganization Plan, as may be amended, or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Reorganizing Debtors at or prior to the Plans Confirmation Hearing. The Assuming Debtors expressly reserve the right to add or remove executory contracts and unexpired leases to or from the Assuming Debtors' Schedule of Rejected Contracts and Leases at any time prior to the Reorganization Effective Date. The listing of a document on the Assuming Debtors' Schedule of Assumed Contracts and Leases shall not constitute an admission that such document is an executory contract or unexpired lease or that the Reorganizing Debtors have any liability thereunder.

                  Each executory contract and unexpired lease listed or to be listed on the Rejecting Debtors' Schedule of Assumed Contracts and Leases or the Assuming Debtors' Schedule of Rejected Contracts and Leases (collectively, the "Contract Schedules") shall include modifications, amendments, supplements, restatements or other agreements, including guarantees thereof, made directly or indirectly by any Reorganizing Debtor in any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on the Contract Schedules. The mere listing of a document on the Contract Schedules shall not constitute an admission by the Reorganizing Debtors or Heber Debtors that such document is an executory contract or unexpired lease or that the Reorganizing Debtors and Heber Debtors have any liability thereunder.

                  (b) Heber Debtors: For the Heber Debtors, upon the Heber Effective Date, all Heber Debtor Contracts, including the Heber Debtor Contracts identified on Exhibit B of the Heber Reorganization Plan and the mineral rights leases and related agreements identified on Exhibit C of the Heber Reorganization Plan, shall be deemed assumed by the Heber Debtor that is a party to such Heber Debtor Contract; except for any contract or lease that (a) has been previously assumed or rejected pursuant to a Final Order of the Court, (b) is specifically designated as a contract or lease on the Heber Debtors' Schedule of Rejected Contracts and Leases, or (c) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by one of the Heber Debtors at or prior to the hearing to consider the confirmation of the Heber Reorganization Plan (the "Heber Confirmation Hearing"). Any affiliate of a Heber Debtor that is a party to a Heber Debtor Contract shall assign its rights and obligations under such Heber Debtor Contract to Buyers at Closing, provided that such Heber Debtor Contract is assumed pursuant to this Heber Reorganization Plan. The Heber Debtors may amend Exhibits B and C of the Heber Reorganization Plan to add or delete any contract or lease at or prior to the Heber Confirmation Hearing. Additionally, upon the Heber Effective Date, the Heber Debtor Contracts identified on Exhibit F of the Heber Reorganization Plan, which previously have been assumed by Final Order of the Court, shall be transferred through the transfer of Equity Interests in the Heber Debtors to the applicable Proposed Buyers pursuant the terms of the Heber Purchase Agreement.

         Certain of the Debtor Sellers (as defined in the Disclosure Statement) and certain of the Debtor Operators (as defined in the Disclosure Statement) are also parties, along with the Heber Debtors, to certain of the Heber Debtor Contracts or parties to various other contracts relating to the Geothermal Business. Such Additional Contracts are identified on Exhibit D of the Heber Reorganization Plan. In accordance with section 365(f) of the Bankruptcy Code, upon the Heber Effective Date, the Additional Contracts shall be assumed and assigned to the Proposed Buyers pursuant to the terms of the Heber Purchase Agreement or a Heber Alternative Transaction. In addition, upon the Heber Effective Date, the Debtor Operators shall assign to the Proposed Buyers the O&M Contracts identified on Exhibit E of the Heber Reorganization Plan. The listing of a document on Exhibits D and E of the Heber Reorganization Plan shall not constitute an admission that such document is an executory contract or unexpired lease or that the Heber Debtors have any liability thereunder. The Heber Debtors may amend Exhibits D and E of the Heber Reorganization Plan to add or delete any contract or lease at or prior to the Heber Confirmation Hearing.

                  (c) Liquidating Debtors: For Liquidating Debtors, on the Liquidation Effective Date all executory contracts and unexpired leases shall be deemed rejected other than those executory contracts or unexpired leases that are or have been (a) is specifically designated as a contract or lease on the Schedule of Assumed Contracts and Leases, filed as Exhibit 5 of the Liquidation Plan, as may be amended; (b) previously assumed or rejected pursuant to a Final Order of the Court; or (c) subject to a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the applicable Liquidating Debtor prior to the Confirmation Date. On the Effective Date, each of the executory contracts and unexpired leases listed on the Schedule of Assumed Contracts and Leases shall be deemed to be assumed by the applicable Liquidating Debtor and assigned to Reorganized Covanta on the Reorganization Effective Date. The Liquidating Debtors reserve the right to ad or remove executory contracts and unexpired leases to or from the Schedule of Assumed Contracts and Leases at any time prior to the Liquidation Effective Date.

2.       Cure of Defaults

                  (a) Reorganizing and Liquidating Debtors: Except to the extent that (i) a different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to
Section 9.1 of the Reorganization Plan or Section 8.2 of the Liquidation Plan, or (ii) any executory contract or unexpired lease shall have been assumed pursuant to an order of the Court which order shall have approved the cure amounts with respect thereto, the applicable Debtor shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Confirmation Date, file with the Court and serve a pleading listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the applicable Debtor shall have fifteen (15) days from service of such pleading to object to the cure amounts listed by the applicable Debtor. Service of such pleading shall be sufficient if served on the other party to the contract or lease at the address indicated on (i) the contract or lease, (ii) any proof of claim filed by such other party in respect of such contract or lease, or (iii) the Debtors' books and records, including the Schedules; provided, however, that if a pleading served by a Debtor to one of the foregoing addresses is promptly returned as undeliverable, the Reorganizing Debtor shall attempt reservice of the pleading on an alternative address, if any, from the above listed sources. If any objections are filed, the Court shall hold a hearing. Any party failing to object to the proposed cure amount fifteen days following service of the proposed cure amount by the Debtors shall be forever barred from asserting, collecting, or seeking to collect any amounts in excess of the proposed cure amount against the Reorganizing Debtors or Reorganized Debtors. Notwithstanding the foregoing or anything in Section 9.3 of the Reorganization Plan or Section 8.3 of the Liquidation Plan, at all times through the date that is five (5) Business Days after the Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors shall have the right to reject such executory contract or unexpired lease.

                  (b) Heber Debtors: Exhibits B, C, D and E of the Heber Reorganization Plan set forth the Cure Amounts necessary to cure any and all defaults existing under each of the contracts identified thereto pursuant to section 365(b) of the Bankruptcy Code, as determined by the Heber Debtors and the Debtors, based upon a review of their books and records and the relevant documents. The Cure Amounts shall be final and binding on the parties identified on Exhibits B, C, D and E of the Heber Reorganization Plan (or their successors and assigns) and shall not be subject to further dispute or audit based on performance prior to the time of assumption, irrespective of whether such assumed executory contract or unexpired lease contains an audit clause; provided, however, that the terms of the HFC Royalty Settlement Order shall control the Cure Amounts owed to parties to the HFC Royalty Settlement, including Cure Amounts fixed in additional settlement agreements contemplated and authorized by such Order. The holders of Heber Royalty Settled Claims shall be entitled to receive both the Cure Amounts and the HFC Royalty Settlement Payments.

         Any objection to (i) assumption, assignment or rejection of the contracts or leases pursuant to the Heber Reorganization Plan or (ii) Cure Amounts must be in writing, shall state with particularity the reasons for the objection or response, and shall be filed with the Court and served upon co-counsel to the Debtors on or before seven (7) days prior to the Heber Confirmation Hearing. Only those objections that have been timely filed and served will be considered by the Court at the Heber Confirmation Hearing. Objections to Cure Amounts must state with specificity the Cure Amount the objecting party believes is required and provide appropriate documentation in support thereof. If no objection to a particular Cure Amount is timely received, the Cure Amount set forth on Exhibits B, C, D, and E of the Heber Reorganization Plan shall be controlling notwithstanding anything to the contrary in any such contract or lease, and the counterparty thereto shall be forever barred from asserting any other claim arising prior to the assumption or assumption and assignment against the Debtors, the Heber Debtors, the Reorganized Heber Debtors or the Buyer as to such Cure Amounts; provided, however, that the terms of the HFC Royalty Settlement Order shall control the Cure Amounts owed to parties to the HFC Royalty Settlement, including Cure Amounts fixed in additional settlement agreements contemplated and authorized by such Order. The holders of Heber Royalty Settled Claims shall be entitled to receive both the Cure Amounts and the HFC Royalty Settlement Payments. In the event of a dispute regarding any Cure Amount or the ability of the Heber Debtor or other Debtors to assume and/or assign a particular contract or lease, including providing adequate assurance of future performance, the applicable Debtor may determine to reject such contract or lease and otherwise will provide for payments required by section 365(b)(1) of the Bankruptcy Code only after the entry of a Final Order resolving such dispute

3.       Approval of Assumption of Certain Executory Contracts

                  (a) Reorganizing and Liquidating Debtors: Subject to Sections
9.1 and 9.2 of the Reorganization Plan and Sections 8.1 and 8.2 of the Liquidation Plan, the executory contracts and unexpired leases on the Rejecting Debtors' Schedule of Assumed Contracts, the executory contracts and unexpired leases of the Assuming Debtors other than those listed on the Assuming Debtors' Schedule of Rejected Contracts and Leases, the executory contracts and unexpired leases listed on the Liquidating Debtors' Schedule of Assumed Contracts shall be assumed by and, as applicable, assigned to the relevant Reorganizing or Liquidating Debtors as of the applicable Effective Date. Except as may otherwise be ordered by the Court, the Reorganizing Debtors and Liquidating Debtors shall have the right to cause any assumed executory contract or unexpired lease to vest in the Reorganized Debtor designated for such purpose by the Reorganizing Debtors and Liquidating Debtors.

                  (b) Heber Debtors: Subject to Sections 9.1, 9.2 and 9.3 of the Heber Reorganization Plan, the executory contracts and unexpired leases of the Heber Debtors listed on Exhibits B, C, D and E of the Heber Reorganization Plan shall be assumed by and, as applicable, assigned to the relevant Heber Debtors as of the Heber Effective Date. Except as may otherwise be ordered by the Court, the Heber Debtors shall have the right to cause any assumed executory contract or unexpired lease to vest in the Reorganized Heber Debtor designated for such purpose by the Heber Debtors.

4.       Approval of Rejection of Executory Contracts and Unexpired Leases

         Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of any executory contracts and unexpired leases to be rejected as and to the extent provided in the Plans.

5. Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plans

                  (a) Reorganizing Debtors and Liquidating Debtors: Claims arising out of the rejection of an executory contract or unexpired lease pursuant to each Plan must be filed with the Court no later than the later of
(i) twenty (20) days after the Effective Date and (ii) thirty (30) days after the entry of an order rejecting such executory contract or lease. Any Claims not filed within such time period will be forever barred from assertion against any of the applicable Debtors and/or their corresponding Estates.

                  (b) Heber Debtors: Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 9.1 of the Heber Reorganization Plan must be filed with the Court no later than the later of (i) fifteen (15) days after the Heber Effective Date, and (ii) fifteen (15) days after entry of an order rejecting such executory contract or lease. Any Claims not filed within such time period will be forever barred from assertion against any of the Debtors, the Heber Debtors or the Reorganized Heber Debtors.

6. Deemed Consents of Debtors' Executory Contracts, Unexpired Leases, Licenses or Permits

         Unless a counterparty to an executory contract, unexpired lease, license or permit objects to the applicable Debtor's assumption thereof in writing on or before seven (7) days prior to the applicable Confirmation Hearing, then, unless such executory contract, unexpired lease, license or permit has been rejected by the applicable Debtor or will be rejected by operation of the Reorganization Plan, the Heber Reorganization Plan, or the Liquidation Plan, the Reorganized Debtors, the Reorganized Heber Debtors and Reorganized Covanta (as assignee of all executory contracts and unexpired leases assumed by the Liquidating Debtors), shall enjoy all the rights and benefits under each such executory contract, unexpired lease, license and permit without the necessity of obtaining such counterparty's written consent to assumption or retention of such rights and benefits.

7. Reorganizing and Liquidating Debtors' Reservation of Rights Under Insurance Policies and Bonds

         The enforceability by beneficiaries of (i) any insurance policies that may cover Claims against any Reorganizing or Liquidating Debtor, or (ii) any bonds issued to assure the performance of any such Debtor, is not affected by the Plans, nor shall anything contained therein constitute or be deemed to constitute a waiver of any cause of action that the Debtors or any entity may hold against any insurers or issuers of bonds under any such policies of insurance or bonds. To the extent any insurance policy or bond is deemed to be an executory contract, such insurance policy or bond shall be deemed assumed in accordance with Article IX of the Reorganization Plan or Article VIII of the Liquidation Plan as applicable. Notwithstanding the foregoing, the Debtors do not assume any payment or other obligations to any insurers or issuers of bonds, and any agreements or provisions of policies or bonds imposing payment or other obligations upon the Debtors shall only be assumed as provided pursuant to a separate order of the Court.

8.       Survival of Reorganizing and Liquidating Debtors' Corporate Indemnities

         Any obligations of any of the Reorganizing or Liquidating Debtors pursuant to the applicable Debtor's corporate charters and bylaws or agreements entered into any time prior to the applicable Effective Date, to indemnify the Specified Personnel, with respect to all present and future actions, suits and proceedings against such Debtor or such Specified Personnel, based upon any act or omission for or on behalf of such Debtor, shall not be discharged or impaired by confirmation of the applicable Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the applicable Debtor pursuant to the applicable Plan, and shall continue as obligations of the applicable Debtor. To the extent a Debtor is entitled to assert a Claim against Specified Personnel (whether directly or derivatively) and such Specified Personnel is entitled to indemnification, such Claim against Specified Personnel is released, waived and discharged.

H.       Treatment of Claims and Interests under the Plans

         Pursuant to the Plans, and subject to the provisions therein, certain unclassified Claims, including Administrative Expense Claims (other than the DIP Financing Facility Claims and Claims for compensation and reimbursement) and Priority Tax Claims, will receive payment in Cash (i) on the later of the applicable Distribution Date, or (ii) in installments over time (as permitted by the Bankruptcy Code), or (iii) as agreed with the holders of such Claims. The DIP Financing Facility Claims, including those contingent claims relating to letters of credit still outstanding, are included as Administrative Claims and will be paid or otherwise satisfied on the Reorganization Effective Date in accordance with Section 2.5 of the Reorganization Plan by reinstatement of such contingent obligations under the Reinstated L/C Facility or by replacement by the Exit Financing Facility. While certain DIP Financing Facility Claims will not be paid in full as a result of the reinstatement of these contingent obligations under the Reorganization Plan, acceptance of such treatment by a requisite majority of DIP Lenders, as provided under the DIP Financing Facility, shall be binding on all DIP Lenders. Additionally, the Plans provide that all entities seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the applicable Confirmation Date under subsections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred on or before the deadlines set forth in the Plans.

         All other Claims and Equity Interests are classified separately in various Classes in the Debtors' Chapter 11 Cases and will receive the distributions and recoveries (if any) described in the relevant Plan. The following tables summarize the classification and treatment under the Plans of the Claims and Equity Interests and in each case, reflects the amount and form of consideration that will be distributed in exchange for and in full satisfaction, settlement, release and discharge of such Claims and Equity Interests. The classification and treatment for all Classes are described in more detail under Article VII of the Disclosure Statement.

         The Debtors have been informed by counsel to the informal committee of 9.25% Debenture Holders (the "Informal Committee") that the Informal Committee opposes confirmation of the Reorganization Plan and the Liquidation Plan, as currently drafted, and believes that such Plans violate sections 1122(a), 1123(a)(4) and 1129(a)(1) of the Bankruptcy Code. The Debtors have been further advised that the Informal Committee believes that the Reorganization Plan and Liquidation Plan are not confirmable because (i) the 9.25% Debenture Claims should be classified separately from the Secured Bank Claims; (ii) disparate treatment exists among the Allowed Class 3 Claims (Reorganized Covanta Secured Claims); and (iii) the Reorganization Plan and Liquidation Plan have not been proposed in good faith. At the hearing to approve the Disclosure Statement and this Short-Form Disclosure Statement, the Informal Committee preserved its rights to object to confirmation of the Reorganization Plan and Liquidation Plan on the foregoing and any other grounds.

         Contrary to the assertions of the Informal Committee, the Debtors believe that the Reorganization Plan and the Liquidation Plan comply with sections 1122, 1123 and 1129, as well as any other relevant provisions of the Bankruptcy Code. The Debtors believe and expect to provide sufficient evidence at the Plans Confirmation Hearing to prove that the Reorganization Plan and the Liquidation Plan have been proposed in good faith as required by section 1129(a)(3) of the Bankruptcy Code, that the classification of the 9.25% Debenture Claims under the respective Plans is proper and that no disparate treatment exists among the Allowed Class 3 Claims. The professionals representing the Informal Committee and certain members of such Committee have executed confidentiality agreements with the Debtors and have participated in negotiations regarding the creation of the Plans and have had the opportunity to comment on the Plans, the Disclosure Statement and this Short Form Disclosure Statement prior to their submission. The Debtors will continue to negotiate with the Informal Committee to attempt to resolve their concerns.

                               Reorganization Plan

------------------------------------------------------------------------------
Class          Reorganization Plan
------------------------------------------------------------------------------
Class 1        Allowed Priority Non-Tax Claims
               Treatment of Class 1 Claims is summarized on page xv
------------------------------------------------------------------------------
Class 2        Allowed Project Debt Claims
               Treatment of Class 2 Claims is summarized on page xvi
------------------------------------------------------------------------------
Class 3        Subclass 3A:  Allowed Secured Bank Claims
               Subclass 3B: Allowed Secured 9.25% Debenture Claims
               Treatment of Class 3 Claims is summarized on page xvii
------------------------------------------------------------------------------
Class 4        Allowed Operating Company Unsecured Claims
               Treatment of Class 4 Claims is summarized on page xxi
------------------------------------------------------------------------------
Class 5        Allowed Parent and Holding Company Guarantee Claims
               Treatment of Class 5 Claims is summarized on page xxii
------------------------------------------------------------------------------
Class 6        Allowed Parent and Holding Company Unsecured Claims
               Treatment of Class 6 Claims is summarized on page xxiii
------------------------------------------------------------------------------
Class 7        Allowed Convertible Subordinated Bond Claims
               Treatment of Class 7 Claims is summarized on page xxiv
------------------------------------------------------------------------------
Class 8        Allowed Convenience Claims
               Treatment of Class 8 Claims is summarized on page xxv
------------------------------------------------------------------------------
Class 9        Subclass 9A:      Liquidating Debtors
                                 Intercompany Claims
               Subclass 9B:      Reorganizing Debtors
                                 Intercompany Claims
               Subclass 9C:      Heber Debtor
                                 Intercompany Claims

               Treatment of Class 9 Claims is summarized on page xxvi
------------------------------------------------------------------------------
Class 10       Subordinated Claims
               Treatment of Class 10 Claims is summarized on page xxvii
------------------------------------------------------------------------------
Class 11       Equity Interests in Subsidiary Debtors
               Treatment of Class 11 Claims is summarized on page xxviii
------------------------------------------------------------------------------
Class 12       Equity Interests in Covanta Huntington, Covanta Onondaga
               and DSS Environmental
               Treatment of Class 12 Claims is summarized on page xxix
------------------------------------------------------------------------------
Class 13       Old Covanta Stock Equity Interests
               Treatment of Class 13 Claims is summarized on page xxx
------------------------------------------------------------------------------

                            Heber Reorganization Plan

------------------------------------------------------------------------------
Class          Heber Reorganization Plan
------------------------------------------------------------------------------
Class 1        Allowed Priority Non-Tax Claims
               Treatment of Class 1 Claims is summarized on page xxxi
------------------------------------------------------------------------------
Class 2H       Subclass 2H-A: Allowed GECC Secured SIGC Claims
               Subclass 2H-B: Allowed GECC Secured HGC/HFC Claims
               Treatment of Class 2H Claims is summarized on page xxxii
------------------------------------------------------------------------------
Class 3H       Allowed Heber Secured Claims
               Treatment of Class 3H Claims is summarized on page xxxiii
------------------------------------------------------------------------------
Class 4        N/A
------------------------------------------------------------------------------
Class 5        N/A
------------------------------------------------------------------------------
Class 6        N/A
------------------------------------------------------------------------------
Class 7        Allowed Unsecured Claims
               Treatment of Class 7 Claims is summarized on page xxxiv
------------------------------------------------------------------------------
Class 8        Allowed Heber Intercompany Claims
               Treatment of Class 8 Claims is summarized on page xxxv
------------------------------------------------------------------------------
Class 9        Intercompany Claims
               Treatment of Class 9 Claims is summarized on page xxxvi
------------------------------------------------------------------------------
Class 10       N/A
------------------------------------------------------------------------------
Class 11       N/A
------------------------------------------------------------------------------
Class 12       N/A
------------------------------------------------------------------------------
Class 13       N/A
------------------------------------------------------------------------------
Class 14       Equity Interests in the Heber Debtors
               Treatment of Class 14 Claims is summarized on page xxxvii
------------------------------------------------------------------------------

                                Liquidation Plan

------------------------------------------------------------------------------
Class          Liquidation Plan

------------------------------------------------------------------------------
Class 1        Allowed Priority Non-Tax Claims
               Treatment of Class 1 Claims is summarized on page xxxviii
------------------------------------------------------------------------------
Class 2        N/A
------------------------------------------------------------------------------
Class 3        Class 3A: Allowed Liquidation Secured Claims
               Class 3B: Allowed Secured CSFB Claim
               Class 3C: Allowed Covanta Tulsa Secured Claims
               Treatment of Class 3 Claims is summarized on page xxxix
------------------------------------------------------------------------------
Class 4        N/A
------------------------------------------------------------------------------
Class 5        N/A
------------------------------------------------------------------------------
Class 6        N/A
------------------------------------------------------------------------------
Class 7        Allowed Unsecured Liquidation Claims and Allowed Insurance
               Claims Treatment of Class 7 Claims is summarized on page xli
------------------------------------------------------------------------------
Class 8        N/A
------------------------------------------------------------------------------
Class 9        Intercompany Claims
               Treatment of Class 9 Claims is summarized on page xlii
------------------------------------------------------------------------------
Class 10       N/A
------------------------------------------------------------------------------
Class 11       Equity Interests in Liquidating Debtors
               Treatment of Class 11 Claims is summarized on page xliii
------------------------------------------------------------------------------
Class 12       N/A
------------------------------------------------------------------------------
Class 13       N/A
------------------------------------------------------------------------------

                 REORGANIZATION PLAN SUMMARY OF CLASS TREATMENT


    Class Description            Treatment Under Reorganization Plan

    Class 1:                        Estimated Allowed Claims:  $0 to $200,000

    Allowed Priority Non-Tax
    Claims
                                 Each holder of an Allowed Class 1
                                 Claim shall receive, in full
                                 settlement, release and discharge of
                                 its Class 1 Claim, either (i) Cash, on
                                 the Distribution Date, in an amount
                                 equal to such Allowed Claim, or (ii)
                                 on such other less favorable terms as
                                 the Reorganizing Debtors and
                                 Reorganized Debtors and the holder of
                                 an Allowed Priority Non-Tax Claim
                                 agree.

                                 Class 1 Claims are Unimpaired, and the
                                 holders of Allowed Class 1 Claims are
                                 not entitled to vote to accept or
                                 reject the Reorganization Plan.

                                       Estimated Percentage Recovery:      100%

    Class Description            Treatment Under Reorganization Plan

    Class 2:                        Estimated Allowed Claims:  $300,000 to
                                                               $1 million
    Allowed Project Debt
    Claims
                                 On the Reorganization Effective Date,
                                 the legal, equitable and contractual
                                 rights of the holders of Allowed Class
                                 2 Claims will be reinstated in full
                                 satisfaction, release and discharge of
                                 their respective Class 2 Claims and
                                 will remain unaltered under the
                                 Reorganization Plan, except as the
                                 Reorganizing Debtors and the holders
                                 of Allowed Class 2 Claims may
                                 otherwise agree or as such holders may
                                 otherwise consent. To the extent that
                                 defaults exist in connection with any
                                 Allowed Project Debt Claims, the
                                 Reorganized Debtors shall comply with
                                 section 1124(2) of the Bankruptcy Code
                                 on or before the Reorganization
                                 Effective Date. Without limiting the
                                 generality of the foregoing, the
                                 Reorganizing Debtors shall pay in Cash
                                 thirty (30) days after the
                                 Reorganization Confirmation Date any
                                 Secured Project Fees and Expenses,
                                 which are defined as those reasonable
                                 fees, costs or charges that (i) are
                                 incurred by a trustee acting on behalf
                                 of a bondholder, bond insurer or owner
                                 participant under any indenture that
                                 relates to an Allowed Project Debt
                                 Claim, (ii) represent fees, costs or
                                 charges incurred after the Petition
                                 Date, (iii) are properly payable under
                                 the applicable indenture, and (iv)
                                 have been approved by order of the
                                 Court; provided, however, that to the
                                 extent that any Secured Project Fees
                                 and Expenses may have been paid by
                                 third parties, then such third parties
                                 may only seek reimbursement from the
                                 Reorganizing Debtors for payment of
                                 such Secured Project Fees and
                                 Expenses, if and to the extent
                                 permitted by the relevant prepetition
                                 transaction documents and the
                                 Bankruptcy Code. Notwithstanding the
                                 foregoing, no contractual provisions
                                 or applicable law that would entitle
                                 the holder of an Allowed Class 2 Claim
                                 to demand or receive payment of such
                                 Claim prior to the stated maturity of
                                 such Claim, terminate any contractual
                                 relationship or take such other
                                 enforcement action (as may be
                                 applicable) from and after the
                                 occurrence of a default that occurred
                                 prior to the Reorganization Effective
                                 Date shall be enforceable against the
                                 Reorganized Debtors.

                                 Class 2 Claims are Unimpaired, and the
                                 holders of Allowed Class 2 Claims are
                                 not entitled to vote to accept or
                                 reject the Reorganization Plan.

                                       Estimated Percentage Recovery: 100%

    Class Description            Treatment Under Reorganization Plan

    Class 3:
                                 Under the Reorganization Plan, Class 3 is
    Allowed Reorganized          divided into two Subclasses for Distribution
    Covanta Secured Claims       purposes: Subclass 3A consists of the Allowed
                                 Secured Bank Claims and Subclass 3B consists of
                                 Allowed Secured 9.25% Debenture Claims.


                                   Estimated Allowed Claims: $418.7 million to
                                   $448.6 million

    Subclass 3A:                 Holders of Allowed Subclass 3A Claims shall
                                 receive the Subclass 3A Recovery in full
    Allowed Reorganized          settlement, release and discharge of their
    Covanta Secured Claims--     aggregate Allowed Subclass 3A Claims. The
    Secured Bank Claims          Subclass 3A Recovery shall be distributed among
                                 holders of Allowed Subclass 3A Claims as follows:


                                      First, in full settlement, release and
                                      discharge of the Allowed Priority Bank
                                      Claims, the Priority Bank Lenders shall
                                      receive first, to the extent available as part of the Subclass 3A Recovery, Excess Distributable Cash in an amount equal to the amount of such Allowed Priority Bank Claims and thereafter New High Yield Secured Notes in a principal amount equal to the remaining amount of such Allowed Priority Bank Claims;

                                      Second, immediately after making the
                                      Distribution on account of the Allowed
                                      Priority Bank Claims, in full settlement, release and discharge of Non-Priority Subclass 3A Claims, the holders of Allowed Non-Priority Subclass 3A Claims shall receive a Pro Rata Subclass Share of the remaining Subclass 3A Recovery; provided, however, that with respect to the Distribution of the remaining Subclass 3A Recovery, (i) the New Facility Lenders in Subclass 3A shall receive their Secured Value Distribution first, to the extent available, in the form of Distributable Cash and thereafter in the form of New High Yield Secured Notes, and (ii) the Additional New Lenders in Subclass 3A shall receive their Secured Value Distribution first in the form of New Lender Warrants and thereafter solely in the form of New High Yield Secured Notes; and further, provided, that
                                      Non-Participating Lenders in Subclass 3A shall receive their Secured Value Distribution solely in the form of New High Yield Secured Notes and shall not receive any Distribution of Distributable Cash or New Lender Warrants.

                                      Immediately prior to any Distribution to holders of Subclass 3A Claims, the settlement of the Loss Sharing Litigation as described on Exhibit 6 to the Reorganization Plan shall be deemed effective and implemented for purposes of Distributions under the Reorganization Plan.

                                 Class 3 Claims are Impaired, and the holders of Allowed Claims in such Class are entitled to vote to accept or reject the Reorganization Plan. The members of Subclasses 3A and 3B shall vote together as a single Class for purposes of accepting or rejecting this Reorganization Plan; provided, however that the Ballots distributed to holders of Subclass 3B Secured Claims shall permit each such holder the opportunity to elect treatment as a Rejecting Bondholder, it being understood that any such holder who does not expressly make such election by properly marking the Ballot shall be deemed an Accepting Bondholder.

                                        Estimated Percentage Recovery:  63.0% to
                                        70.5%

    Subclass 3B:
                                        Estimated Allowed Claims:  $105 million
    Allowed Reorganized
    Covanta Secured
    Claims--9.25% Debenture
    Claims
                                 On the Distribution Date, holders of Allowed
                                 Subclass 3B Claims shall receive the Subclass 3B Recovery in full settlement, release and discharge of their respective Allowed Subclass 3B Claims. The Subclass 3B Recovery shall be distributed among holders of Allowed Subclass 3B Claims as follows:

                                      First, the Subclass 3B Secured Claim shall be deemed an Allowed Secured Claim in an amount equal to the Allowed Subclass 3B Settlement Amount and in full settlement, release and discharge of the Allowed Secured Claims of the Accepting Bondholders, each holder of an Allowed Subclass 3B Claim that is an Accepting Bondholder shall, subject to payment of its pro-rata share of the Settlement Distribution, receive its Pro Rata Subclass Share of Distributions of the Subclass 3B Accepting Bondholder Recovery; provided, however, that with respect to the Subclass 3B Accepting Bondholder Recovery, (i) the New Facility Lenders in Subclass 3B that are Accepting Bondholders, if any, shall receive their Secured Value Distribution first, to the extent available, in the form of Distributable Cash and thereafter in the form of New High Yield Secured Notes; and
                                      (ii) the Additional New Lenders in
                                      Subclass 3B that are Accepting
                                      Bondholders, if any, shall receive their Secured Value Distribution solely in the form of New High Yield Secured Notes plus a Pro Rata Subclass Share of the New Lender Warrants; and provided further that the Non-Participating Lenders in Subclass 3B that are Accepting Bondholders shall not receive any Distributable Cash or any Distribution of New Lender Warrants as part of the Secured Value Distribution. Distributions made to each Accepting Bondholder of such holder's Allowed Subclass 3B Claim shall be subject to adjustment and modification in accordance with the provisions of the 9.25% Settlement , including the waiver of the 9.25% Deficiency Claims and any subordination benefits with respect to the Convertible Subordinated Bonds, and payment of such holder's pro-rata share of the Settlement Distribution to the holders of Allowed Class 6 Claims as provided under the Reorganization Plan.

                                      Second, in the event that the aggregate
                                      amount of Subclass 3B Claims held by
                                      Rejecting Bondholders is equal to or
                                      greater than $10 million, the Subclass 3B
                                      Claim of each Rejecting Bondholder shall be deemed a Disputed Secured Claim, allowance thereof shall be subject to determination pursuant to the 9.25% Debentures Adversary Proceeding, and on the Effective Date, the Reorganizing Debtors shall deliver the Subclass 3B Rejecting Bondholder Recovery into a Reserve Account in accordance with Section
                                      8.4 of the Reorganization Plan and be held subject to Distribution pursuant to
                                      Section 8.6 of the Reorganization Plan.

                                      Third, in the event that the aggregate
                                      amount of Subclass 3B Claims held by
                                      Rejecting Bondholders is less than $10
                                      million, the Subclass 3B Claim of each
                                      Rejecting Bondholder shall be deemed an
                                      Allowed Secured Claim in its full amount and in full settlement, release and discharge of the Allowed Secured Claims of the Rejecting Bondholders, on the Reorganization Effective Date, each holder of an Allowed Subclass 3B Claim that is a Rejecting Bondholder shall receive its Pro Rata Subclass Share of Distributions of the Subclass 3B Rejecting Bondholder Recovery; provided, however, that with respect to the Subclass 3B Rejecting Bondholder Recovery, (i) the New Facility Lenders in Subclass 3B that are Rejecting Bondholders, if any, shall receive their Secured Value Distribution first, to the extent available, in the form of Distributable Cash and thereafter in the form of New High Yield Secured Notes; and
                                      (ii) the Additional New Lenders in
                                      Subclass 3B that are Rejecting
                                      Bondholders, if any, shall receive their Secured Value Distribution solely in the form of New High Yield Secured Notes plus a Pro Rata Subclass Share of the New Lender Warrants; and provided further that the Non-Participating Lenders in Subclass 3B that are Rejecting Bondholders shall not receive any Distributable Cash or any Distribution of New Lender Warrants as part of the Secured Value Distribution. In the event that the aggregate amount of Subclass 3B Claims held by Rejecting Bondholders is less than $10 million, the Distributions made to each Rejecting Bondholder of such holder's Allowed Subclass 3B Claim shall not be subject to adjustment and modification in accordance with the provisions of the 9.25% Settlement, nor shall they receive a release of claims asserted in the 9.25% Debentures Adversary Proceeding (remaining subject to liability to the holders of Class 6 Claims for the Settlement Distribution.

                                 Class 3 Claims are Impaired, and the holders of Allowed Claims in such Class are entitled to vote to accept or reject the Reorganization Plan. The members of Subclasses 3A and 3B shall vote together as a single Class for purposes of accepting or rejecting this Reorganization Plan; provided, however that the Ballots distributed to holders of Subclass 3B Secured Claims shall permit each such holder the opportunity to elect treatment as a Rejecting Bondholder, it being understood that any such holder who does not expressly make such election by properly marking the Ballot shall be deemed an Accepting Bondholder

                                        Estimated Percentage Recovery before
                                        giving effect to the 9.25% Settlement
                                        Distribution: 63.0% to 70.5%

                                        Estimated Percentage Recovery for
                                        Accepting Bondholders after giving
                                        effect to the 9.25% Settlement
                                        Distribution: 55.2% to 61.7%

                                        Estimated Percentage Recovery for
                                        Rejecting Bondholders who are
                                        unsuccessful in the 9.25% Debentures
                                        Adversary Proceeding: 1.6% to 6.5%
                                        (treatment as holders of Class 6 Claims)

                                        IF HOLDERS OF SUBCLASS 3B CLAIMS IN
                                        EXCESS OF $10 MILLION ELECT TO BECOME
                                        REJECTING BONDHOLDERS, THEN ALL
                                        DISTRIBUTIONS TO REJECTING BONDHOLDERS
                                        WILL BE HELD IN A DISPUTED RESERVE
                                        ACCOUNT SUBJECT TO RESOLUTION OF THE
                                        9.25% DEBENTURES ADVERSARY PROCEEDING.

    Class Description            Treatment Under Reorganization Plan

    Class 4:                        Estimated Allowed Claims:  $30 million to
                                    $35 million
    Allowed Operating
    Company Unsecured Claims

    (Note: A list of             On the Distribution Date, each holder of an
    Operating Company            Allowed Class 4 Claim shall receive, in full
    Debtors is attached at       settlement, release and discharge of its Class
    Exhibit K)                   4 Claim, a Distribution of Reorganization Plan
                                 Unsecured Notes in the aggregate principal amount equal to the amount of its Allowed Class
                                 4 Claim. With respect to Allowed Class 4 Claims for and to the extent which insurance is available, such Class 4 Claims shall be paid in the ordinary course of the Reorganizing
                                 Debtors' business to the extent of such
                                 insurance, when any such Claim becomes an Allowed Claim and such insurance proceeds become available; provided, however, that to the extent insurance is not available or is insufficient, treatment of such Allowed Class 4
                                 Claims shall be as otherwise provided in
                                 Section 4.4 of the Reorganization Plan.


                                 Class 4 Claims are Impaired, and the holders of Allowed Class 4 Claims are entitled to vote to accept or reject the Reorganization Plan.

                                    Estimated Percentage Recovery: 100%

    Class Description            Treatment Under Reorganization Plan

    Class 5:                        Estimated Allowed Claims:  $0

    Allowed Parent and
    Holding Company
    Guarantee Claims
                                 On the Reorganization Effective Date, the legal, equitable and contractual rights of the holders of Allowed Class 5 Claims will be reinstated in full satisfaction, release and discharge of their respective Class 5 Claims and will remain unaltered under the Reorganization Plan, except as the Reorganizing Debtors and the holders of Allowed Class 5 Claims may otherwise agree or as such holders may otherwise consent. Notwithstanding the foregoing, no contractual provisions or applicable law that would entitle the holder of an Allowed Class 5 Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim, terminate any contractual relationship or take such other enforcement action (as may be applicable) from and after the occurrence of a default that occurred prior to the Reorganization Effective Date shall be enforceable against the Reorganized Debtors.

                                 Class 5 Claims are Unimpaired, and the holders of Allowed Class 5 Claims are not entitled to vote to accept or reject the Reorganization Plan.

                                    Estimated Percentage Recovery: 100%

    Class Description            Treatment Under Reorganization Plan

    Class 6:                        Estimated Allowed Claims:  $125 million to
                                    $500 million
    Allowed Parent and
    Holding Company
    Unsecured Claims
                                 In consideration of the agreement by the holders of Class 6 Claims to waive any claims, including all alleged avoidance actions, that might be brought against the holders of Subclass 3A Claims and to settle the 9.25% Debentures Adversary Proceeding in accordance with the terms of the 9.25% Settlement, and to secure the support of the holders of Allowed Class 6 Claims for confirmation of this Reorganization Plan, the holders of Allowed Class 3 Claims have agreed to provide the holders of Allowed Class 6 Claims from the value that would otherwise have been distributable to the holders of Allowed Class 3 Claims under this Reorganization Plan, so that on the Distribution Date each holder of an Allowed Class 6 Claim shall receive, in full satisfaction, release and discharge of its Class 6 Claim, Distributions consisting of (i) such holder's Pro Rata Class Share of Class 6 Warrants, (ii) such holder's Pro Rata Class Share of Class 6 CPIH Preferred Stock, (iii) such holder's Pro Rata Class Share of the CPIH Participation Interest, and (iv) such holders Pro Rata Class Share of the proceeds, if any, with respect to the Class 6 Litigation Claims. Additionally, each holder of an Allowed Class 6 Claim (a) shall receive from each Accepting Bondholder, in full satisfaction, release and discharge of its rights with respect to the 9.25% Debentures Adversary Proceeding against each Accepting Bondholder, a Distribution consisting of such holder's Pro Rata Share of the Settlement Distribution and (b) may receive a further Distribution with respect to the Subclass 3B Rejecting Bondholder Recovery, subject to the resolution of the 9.25% Debentures Adversary Proceeding, in accordance with Section 8.6(b) of the Reorganization Plan. With respect to the Distribution to holders of Allowed Class 6 Claims (including any Distribution with respect to the Settlement Distribution), the Reorganizing Debtors shall have the option to make all or any portion of the Distribution either directly to the holder of such Allowed Class 6 Claim or through a depository or trust arrangement that provides holders of Allowed Class 6 Claims with the equivalent economic benefits they would have received through a direct Distribution; provided, however, that the costs of implementing and maintaining any such depository or trust arrangement shall be paid for from the proceeds of the Distribution to holders of Allowed Class 6 Claims. With respect to Allowed Class 6 Claims for and to the extent which insurance is available, such Class 6 Claims shall be paid in the ordinary course of the Reorganizing Debtors' business to the extent of such insurance, when any such Claim becomes an Allowed Claim and such insurance proceeds become available; provided, however, that to the extent insurance is not available or is insufficient, treatment of such Allowed Class 6 Claims shall be as otherwise provided in Section 4.7 of the Reorganization Plan.

                                    Estimated Percentage Recovery before giving effect to 9.25% Settlement Distribution:
                                    1.6% to 6.5%

    Class Description            Treatment Under Reorganization Plan

    Class 7:                        Estimated Allowed Claims:  $154.5 million

    Allowed Convertible
    Subordinated Bond Claims
                                 On the Distribution Date, each holder of an Allowed Class 7 Claim shall not receive any Distributions from the Reorganizing Debtors or retain any property under the Reorganization Plan in respect of Class 7 Claims, on account of its Class 7 Claim.

                                 Class 7 Claims are Impaired, and the holders of Allowed Class 7 Claims are conclusively presumed to reject the Reorganization Plan. The votes of holders of Allowed Class 7 Claims will not be solicited.

                                    Estimated Percentage Recovery: 0%

    Class Description            Treatment Under Reorganization Plan

    Class 8:                        Estimated Allowed Claims:  $2.1 million

    Allowed Convenience
    Claims
                                 On the Distribution Date, each holder of an Allowed Class 8 Claim shall receive, in full satisfaction, release and discharge of its Class 8 Claim, a payment in Cash, in an amount equal to seventy-five (75%) of the Allowed amount of such Class 8 Claim.

                                 Class 8 Claims are Impaired, and the holders of Allowed Class 8 Claims are entitled to vote to accept or reject the Reorganization Plan.

                                    Estimated Percentage Recovery: 75%

    Class Description           Treatment Under Reorganization Plan

    Class 9:                     Class 9 consists of all Intercompany Claims.
                                 Class 9 is subdivided into two Subclasses for
    Intercompany Claims          Distribution purposes: Subclass 9A consists of
                                 the Liquidating Debtors Intercompany Claims;
                                 Subclass 9B consists of the Reorganized Debtors
                                 Intercompany Claims.

    Subclass 9A:                 In full satisfaction, release and discharge of
                                 each Liquidating Debtors Intercompany Claim,
    Liquidating Debtors          each such Liquidating Debtors Intercompany
    Intercompany Claims          Claim shall be deemed cancelled or waived in
                                 exchange for the Reorganizing Debtors'
                                 contribution of the Operating Reserve
                                 Deficiency Amount, if any, to the Operating
                                 Reserve.

    Subclass 9B:                 In the sole discretion of the applicable
                                 Reorganizing Debtor or Reorganized Debtor,
    Reorganizing Debtors         shall be either: (a) preserved and reinstated,
    Intercompany Claims          (b) released, waived and discharged, (c)
                                 contributed to the capital of the obligee corporation, or (d) distributed to the obligee corporation.



    Subclass 9C:              On the Reorganization Effective Date, all
                              Subclass 9C Claims shall be deemed cancelled or
    Heber Debtors             waived in exchange for the Reorganizing
    Intercompany Claims       Debtors' undertaking certain obligations in
                              connection with the Heber Reorganization Plan.

    Class Description         Treatment Under Reorganization Plan

    Class 10:                    Estimated Allowed Claims:  $100,000 to $500,000

    Subordinated Claims
                                 As of the Reorganized Plan Effective Date, holders of Class 10 Claims shall not receive any Distributions or retain any property under the Reorganization Plan in respect of Class 10 Claims, on account of such Claims.

                                 Class 10 Claims are Impaired and holders of Allowed Class 10 Claims in are conclusively presumed to reject the Reorganization Plan. The votes of holders of Allowed Class 10 Claims will not be solicited.

                                    Estimated Percentage Recovery: 0%

    Class Description            Treatment Under Reorganization Plan

    Class 11:                    As of the Reorganization Effective Date, all
                                 Equity Interests in Subsidiary Debtors shall be
    Equity Interests in          reinstated in full satisfaction, release and
    Subsidiary Debtors           discharge of any Allowed Class 11 Claims and
                                 such Equity Interests shall be evidenced by the existing capital stock, partnership and/or membership interests.

                                 Class 11 Equity Interests are Unimpaired and the holders of Allowed Class 11 Equity Interests in such Class are conclusively presumed to accept the Reorganization Plan. The votes of holders of Class 11 Equity Interests will not be solicited.

    Class Description            Treatment Under Reorganization Plan

    Class 12:                    As of the Reorganization Effective Date, Equity
                                 Interests in Covanta Huntington, Covanta
                                 Onondaga and DSS Environmental shall be
                                 reinstated, in full satisfaction, release, and
    Equity Interests in          discharge of any Allowed Class 12 Equity
    Covanta Huntington,          Interests, and such reinstated Equity Interests
    Covanta Onondaga and DSS     shall be evidenced by the existing capital
    Environmental(5)             stock, partnership and/or membership interests.

                                 Class 12 Equity Interests are Unimpaired and the holders of Allowed Class 12 Equity Interests are not entitled to vote to accept or reject the Reorganization Plan.

                                    Estimated Percentage Recovery: 100%



------------------
(5) The treatment of Onondaga Equity Interests is subject to finalization and implementation of the compromise with Onondaga County Resource Recovery Agency described herein.

    Class Description            Treatment Under Reorganization Plan

    Class 13:                    Holders of Allowed Class 13 Equity Interests
                                 shall not receive any Distribution or retain
    Old Covanta Stock Equity     any property under the Reorganization Plan in
    Interests                    respect of Class 13 Equity Interests. All Class
                                 13 Equity Interests shall be cancelled,
                                 annulled and extinguished.

                                 Class 13 Equity Interests are Impaired, and the holders of Allowed Class 13 Equity Interests are conclusively presumed to reject the Reorganization Plan.

                                    Estimated Percentage Recovery: 0%

              HEBER REORGANIZATION PLAN SUMMARY OF CLASS TREATMENT

     Class Description           Treatment Under Heber Reorganization Plan

     Class 1:                       Estimated Allowed Claims:  $0

     Allowed Priority Non-Tax
     Claims
                                 Each holder of an Allowed Class 1 Claim shall receive, in full settlement, release and discharge of its Class 1 Claim, either (i) Cash, on the Distribution Date, in an amount equal to such Allowed Claim, or (ii) on such other less favorable terms as Covanta and the holder of an Allowed Priority Non-Tax Claim agree, provided, however, that no such agreement shall impose any obligation upon the Reorganized Heber Debtors beyond the payment of amounts calculated in accordance with the Working Capital Adjustment.

                                 Class 1 Claims are Unimpaired, and the holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Reorganization Plan.

                                    Estimated Percentage Recovery: 100%

    Class Description            Treatment Under Heber Reorganization Plan

    Class 2H:                    Under the Heber Reorganization Plan, Class 2H
                                 is divided into two subclasses for distribution
    Allowed GECC                 purposes: Subclass 2H-A consists of the Allowed
    Secured Claims               GECC Secured SIGC Claims, and Subclass 2H-B
                                 consists of all Allowed GECC Secured HGC/HFC
                                 Claims.

    Subclass 2H-A:               The holder of the Allowed Subclass 2H-A Claims
                                 shall retain, unaltered, the legal, equitable
    Allowed GECC                 and contractual rights, including, without
    Secured SIGC Claims          limitation, any valid and perfected Liens that
                                 secure such Allowed Claim, provided, however, that the assets of the Heber Debtors subject to the GECC Liens may be sold, subject to such GECC Liens, as part of the Geothermal Sale contemplated by the Heber Reorganization Plan.

    Subclass 2H-B:               Covanta shall pay to each holder of an Allowed
                                 Subclass 2H-B Claim, in full settlement,
    Allowed GECC                 release and discharge of its Subclass 2H-B
    Secured HGC/HFC Claims       Claim, either (i) Cash, on the Heber Effective
                                 Date, in an amount equal to such Allowed
                                 Subclass 2H-B Claim, or (ii) such other less favorable terms as Covanta and the holder of an Allowed GECC Secured HGC/HFC Claim agree, provided, however, that no such agreement shall impose any obligation upon the Reorganized
                                 Heber Debtors beyond the payments of amounts calculated in accordance with the Working
                                 Capital Adjustment.

                                 Class 2H Claims are Unimpaired, and the holder of the Allowed Class 2H Claims is not entitled to vote to accept or reject the Heber Reorganization Plan.

                                    Estimated Percentage Recovery: 100%

    Class Description            Treatment Under Heber Reorganization Plan

    Class 3H:                       Estimated Allowed Claims:  $0

    Allowed Heber                On the Heber Reorganization Effective Date, the
    Secured Claims,              legal, equitable and contractual rights of the
    other than Allowed           holders of Allowed Class 3H Claims will be
    GECC Allowed                 reinstated in full satisfaction, release and
    Secured Claims               discharge of their respective Class 3H Claims
                                 and will remain unaltered, except as the applicable Heber Debtor (or, on and after the Heber Effective Date, the applicable
                                 Reorganized Heber Debtor) and the holders of Allowed Class 3H Claims may otherwise agree or as such holders may otherwise consent.
                                 Notwithstanding the foregoing, no contractual provisions or applicable law that would entitle the holder of an Allowed Class 3H Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim, terminate any contractual relationship or take such other enforcement action (as may be applicable) from and after the occurrence of a default that occurred prior to the Heber Effective Date shall be enforceable against the Reorganized
                                 Heber Debtors. In the lieu of the foregoing, any Heber Debtor (or, on and after the Heber
                                 Effective Date, any Reorganized Heber Debtor) may, at its election, make a Cash payment to the holder of an Allowed Class 3H Claim equal to the full amount of the holder's Allowed
                                 Class 3H Claim, together with interest at the legal rate to the extent required by law, in full settlement, release and discharge of such Class 3H Claim.

                                 Class 3H Claims are Unimpaired, and the holders of Allowed Class 3H Claims are not entitled to vote to accept or reject the Heber Reorganization Plan.

                                    Estimated Percentage Recovery: 100%

    Class Description            Treatment Under Heber Reorganization Plan

    Class 7:                        Estimated Allowed Claims: $4 million to
                                    $6 million
    Allowed Unsecured Claims
                                 On the Distribution Date, each holder of an Allowed Class 7 Claim shall receive, in full settlement, release and discharge of its Class 7 Claim, a Cash payment equal to the full amount of its Allowed Class 7 Claim, together with interest at the legal rate to the extent required by law.

                                 Class 7 Claims are Unimpaired, and the holders Allowed Class 7 Claims are not entitled to vote to accept or reject the Heber Reorganization Plan.

                                    Estimated Percentage Recovery: 100%

    Class Description            Treatment Under Heber Reorganization Plan

    Class 8:                     The legal, equitable and contractual rights of
                                 holders of Heber Intercompany Claims in respect
    Heber Intercompany Claims    of such claim shall not be affected, altered or
                                 Impaired under the Heber Reorganization Plan.

                                 Class 8 Claims are Unimpaired, and the holders Allowed Class 8 Claims are not entitled to vote to accept or reject the Heber Reorganization Plan.

                                    Estimated Percentage Recovery: 100%

    Class Description            Treatment Under Heber Reorganization Plan

    Class 9:                     On the Heber Effective Date, all Intercompany
                                 Claims shall be cancelled, annulled and
    Intercompany Claims          extinguished. Holders of such Claims shall
                                 receive no Distributions in respect of Class 9
                                 Claims.

                                 Class 9 Claims are Impaired, and the holders of Allowed Class 9 Claims are conclusively presumed to reject the Heber Reorganization Plan.

                                    Estimated Percentage Recovery: 0%

   Class Description             Treatment Under Heber Reorganization Plan

   Class 14:                     Holders of Allowed Class 14 Equity Interests
                                 shall not receive any Distribution under the
   Equity Interests in the       Heber Reorganization Plan in respect of Class
   Heber Debtors                 14 Equity Interests, except any such Equity
                                 Interests shall continue to be held by the Heber Debtor or Reorganized Heber Debtor that originally held such Equity Interests, which Equity Interests shall continue to be evidenced by the existing capital stock, partnership interests or membership interests.

                                 Class 14 Equity Interests are Impaired, and the holders of Class 14 Equity Interests are conclusively presumed to reject the Heber Reorganization Plan.

                                    Estimated Percentage Recovery: 0%

                   LIQUIDATION PLAN SUMMARY OF CLASS TREATMENT



    Class Description            Treatment Under Liquidation Plan

    Class 1:                        Estimated Allowed Claims:  $0 to $130,000

    Allowed Priority Non-Tax     Each holder of an Allowed Class 1 Claim shall
    Claims                       receive, in full settlement, release and
                                 discharge of its Class 1 Claim, Cash in an amount equal to such Allowed Class 1 Claim on the Initial Liquidation Distribution Date.

                                 Class 1 Claims are Unimpaired, and holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Liquidation Plan.

                                    Estimated Percentage Recovery: 100%

    Class Description            Treatment Under Liquidation Plan

    Class 3:                     Under the Liquidation Plan, Class 3 is divided
                                 into two Subclasses for Distribution purposes:
    Allowed Reorganized          Subclass 3A consists of the Allowed Secured
    Covanta Secured Claims       Bank Claims and the Allowed 9.25% Debenture
                                 Claims and Subclass 3B consists of the Allowed
                                 CSFB Claim.

    Subclass 3A:                 In full settlement, release and discharge of
                                 its Class 3A Claim, (I) (a) each holder of an
    Allowed Liquidation          Allowed Liquidation Secured Claim would be
    Secured Claims--Secured      entitled, absent the Secured Creditor
    Bank Claims and 9.25%        Direction, to receive on any Liquidation
    Debenture Claims             Distribution Date, such holder's Pro Rata Share
                                 of the sum of any Net Liquidation Proceeds and Liquidation Assets of the Liquidating Pledgor
                                 Debtors existing, but not yet distributed on such Liquidation Distribution Date and (b) on the Liquidation Effective Date, (i) such holder of a Class 3A Allowed Liquidation Secured Claim shall be deemed to have received, on account of its Subclass 3A Allowed Liquidation Secured
                                 Claim, the Distribution it receives as a holder of a Subclass 3A or Subclass 3B Claim under the Reorganization Plan, as applicable, in full satisfaction of its Subclass 3A Claim under the Liquidation Plan, and (ii) the Liquidating
                                 Trustee and the Liquidating Debtors will implement the Secured Creditor Direction, and
                                 (II) each holder of an Allowed Liquidation
                                 Secured Claim shall be entitled to receive on any Liquidation Distribution Date, such holder's Pro Rata Share of any Net Liquidation
                                 Proceeds of any Liquidating Pledgor Debtor's
                                 Residual Liquidation Assets.

                                 Subclass 3A Claims are Impaired and the holders of Claims in such subclass are entitled to vote to accept or reject the Liquidation Plan.

    Subclass 3B:                 On the Liquidation Effective Date, or as soon
                                 thereafter as practicable, Ogden FMCA shall
    Allowed Liquidation          cause to be transferred, pursuant to Section
    Secured Claims--             6.1(b) of the Liquidation Plan, to CSFB, in its
    the CSFB Claim               capacity as holder of the Allowed Secured CSFB
                                 Claim, the Bank Agreement Ogden FMCA
                                 Collateral, in full settlement, release and discharge of its Class 3B Claim.

                                 The Class 3B Claim is Impaired and the holder of the Claim in such subclass is entitled to vote to accept or reject the Liquidation Plan.

    Subclass 3C:                 On the Liquidation Effective Date, or as soon
                                 thereafter as practicable, Covanta Tulsa shall
    Allowed Liquidation          cause to be transferred, pursuant to Section
    Secured Claims-Covanta       6.1(c) of the Liquidation Plan, to the Covanta
    Tulsa Secured Claims         Tulsa Secured Parties as holders of the Allowed
                                 Covanta Tulsa Secured Claims, the Covanta Tulsa
                                 Collateral in full settlement, release and discharge of the Class 3C Claims.

                                 The Class 3C Claims are Impaired and the holder of the Claims in such subclass are entitled to vote to accept or reject the Liquidation Plan.

    Class Description            Treatment Under Liquidation Plan

    Class 7:  Allowed               Estimated Allowed Claims:  $10 million to
    Unsecured Liquidation           $600 million
    Claims and Allowed
    Insured Claims
                                 The holders of Class 7 Claims shall not be
                                 entitled to receive any Distribution under the
    (Note: A list of             Liquidation Plan. Class 7 Claims are Impaired
    Liquidating Debtors is       and the holders of Allowed Claims in Class 7
    attached at Exhibit K)       are conclusively presumed to reject the
                                 Liquidation Plan. The votes of holders of Clas
                                 7 Claims will not be solicited, provided, however, that with respect to Allowed Class 7
                                 Claims for and to the extent that insurance is available, such Allowed Class 7 Claims shall b paid in the ordinary course of the Liquidating
                                 Debtors' business to the extent of such
                                 insurance, when any such Claims become Alloweds
                                 Claims and such insurance proceeds become available; provided, further, that to the extent that insurance is not available or is insufficient, treatment of such Allowed Class e
                                 Claim shall be as otherwise provided in the Liquidation Plan.

                                 Class 7 Claims are Impaired and the holders of Allowed Claims in such Class are conclusively presumed to reject the Liquidation Plan. The votes of holders of Class 7 Claims will not be solicited.

                                    Estimated Percentage Recovery: 0%

    Class Description            Treatment Under Liquidation Plan

    Class 9:                     On the Liquidation Effective Date, all
                                 Intercompany Claims shall be cancelled,
    Intercompany Claims          annulled and extinguished. Holders of such
                                 claims shall receive no distributions in respect of Class 9 Claims.

                                 Class 9 Claims are impaired and holders of Allowed Class 9 Claims are conclusively presumed to reject the Liquidation Plan. The votes of the holders of Allowed Class 9 Claims will not be solicited.

                                    Estimated Percentage Recovery: 0%

    Class Description            Treatment Under Liquidation Plan

    Class 11:                    On the Liquidation Effective Date, all Equity
                                 Interests in the Liquidating Debtors shall not
    Equity Interests in          be entitled to receive any Distributions under
    Liquidating Debtors          the Liquidation Plan. Such Equity Interests
                                 shall be cancelled, annulled and extinguished.

                                 Class 11 Equity Interests are Impaired and the holders of Equity Interests in such Class are conclusively presumed to reject the Liquidation Plan. The votes of holders of Equity Interests in such Class will not be solicited.

                                    Estimated Percentage Recovery: 0%

I.       Bar Dates and Schedules

         On June 26, 2002, the Court entered an order (Docket No. 597) (the "General Bar Date Order") establishing August 9, 2002 as the General Bar Date (as defined therein) by which certain entities holding claims against Covanta and the 123 subsidiaries that filed bankruptcy petitions on April 1, 2002 (the "Original Debtors") arising prior to the Initial Petition Date must file proofs of claim. The General Bar Date Order also established September 30, 2002 as the last date by which governmental units (as defined in 11 U.S.C. ss. 101(27)) may file proofs of claim. In addition to serving notice of the General Bar Date Order on all scheduled creditors, the Debtors published notice of the General Bar Date in THE WALL STREET JOURNAL and USA TODAY. On August 16, 2002, the Court entered a stipulated order (Docket No. 738) (the "Bank of America Bar Date Order") that, among other things, extended the bar date by which Bank of America, N.A. must file proofs of claim against the Original Debtors to September 30, 2002 (the "Bank of America Bar Date"). On September 5, 2002, the Court entered a stipulated order (Docket No. 854) (the "IRS Bar Date Order") that, among other things, extended the bar date by which the Internal Revenue Service must file proofs of claim against the Original Debtors to December 31, 2002 (the "IRS Bar Date").

         On September 20, 2002, the Court entered an order (Docket No. 938) (the "Employee Bar Date Order") establishing November 15, 2002 (the "Employee Bar Date") as the last date for filing claims against the Original Debtors by current or former employees in respect of wages, salaries, commissions, vacation pay, severance pay, sick leave pay, or benefits. Employees were provided notice of the Employee Bar Date by mail.

         On May 19, 2003, the Court entered an order (Docket No. 1535) (the "Covanta Concerts Bar Date Order") establishing June 27, 2003 as the last date for filing proofs of claims against Covanta Concerts Holdings, Inc. (the "Covanta Concerts Bar Date"). The Debtors sent notice of the Covanta Concerts Bar Date to all scheduled creditors of Covanta Concerts Holdings, Inc. The same order established June 27, 2003 as the last date for holders of Convertible Debentures to file proofs of claim against Covanta (the "Convertible Debentures Bar Date"). The Debtors sent notice of the Convertible Debentures Bar Date to all registered holders and other known holders of the Convertible Bonds and published a notice of the same in the FINANCIAL TIMES of London and the LUXEMBURGER WORT.

         On June 30, 2003, the Court entered an order (Docket No. 1717) (the "New Debtors Bar Date Order") establishing August 14, 2003 as the last date for filing proofs of claim against the New Debtors (as defined herein) (such date, the "New Debtors Bar Date"). Because the Court was closed on August 14 and August 15, 2003 as a result of the blackout that affected the Northeast region of the United States, the New Debtors' Bar Date was changed to August 18, 2003. The New Debtors Bar Date Order also established December 5, 2003 as the last date by which governmental units (as defined in 11 U.S.C. ss. 101(27)) may file proofs of claim against the New Debtors. The Debtors sent notice of the New Debtors' Bar Date to all known creditors of the New Debtors and published notice of the same in THE WALL STREET JOURNAL and USA TODAY.

         In accordance with the General Bar Date Order, which granted the Debtors authority to amend the Original Debtors' schedules that were originally filed on or about June 14, 2002 (Docket No. 590) (the "Original Schedules"), the Debtors have filed several amendments to the Original Schedules. On November 22, 2002, the Original Debtors filed their first amendment to the Original Schedules (Docket No. 1107) (the "First Amended Schedules"). The last date for filing proofs of claim in respect of claims for the first time scheduled as contingent, unliquidated or disputed on the First Amended Schedules was December 27, 2002 (the "First Amended Bar Date"). On December 11, 2002, the Original Debtors filed their second amendment to the Original Schedules (Docket No. 1146) (the "Second Amended Schedules"). The last date for filing proofs of claim in respect of claims for the first time scheduled as contingent, unliquidated or disputed on the Second Amended Schedules was January 13, 2003 (the "Second Amended Bar Date"). On August 24 and 25, 2003, the Original Debtors filed the third amendments to their Original Schedules (Docket Nos. 1886-2006 and 2186) (the "Third Amended Schedules"). The last date for filing proofs of claim in respect of claims scheduled as contingent, unliquidated or disputed on the Third Amended Schedules is October 6, 2003 (the "Third Amended Bar Date"). Finally, on June 22, 2003, the New Debtors filed schedules (the "New Debtor Schedules"). August 18, 2003 was the New Debtors Bar Date and December 5, 2003 is the New Debtors Government Bar Date, as defined in the New Debtors Bar Date Order.

         A chart describing the various bar dates follows:

         -----------------------------------------------------------------------
               Description of Bar Date              Applicable Bar Date
         -----------------------------------------------------------------------
         General Bar Date                        August 9, 2002
         -----------------------------------------------------------------------
         Government Bar Date                     September 30, 2002
         -----------------------------------------------------------------------
         Bank of America Bar Date                September 30, 2002
         -----------------------------------------------------------------------
         Employee Bar Date                       November 15, 2002
         -----------------------------------------------------------------------
         First Amended Bar Date                  December 27, 2002
         -----------------------------------------------------------------------
         IRS Bar Date                            December 31, 2002
         -----------------------------------------------------------------------
         Second Amended Bar Date                 January 13, 2003
         -----------------------------------------------------------------------
         Covanta Concerts Bar Date               June 27, 2003
         -----------------------------------------------------------------------
         Convertible Debentures Bar Date         June 27, 2003
         -----------------------------------------------------------------------
         New Debtors Bar Date                    August 18, 2003
         -----------------------------------------------------------------------
         Third Amended Bar Date                  October 6, 2003
         -----------------------------------------------------------------------
         New Debtors Government Bar Date         December 5, 2003
         -----------------------------------------------------------------------

         In total, approximately 4,500 proofs of claim in the aggregate amount of approximately $13 billion were filed. The Debtors believe that many of the proofs of claim are invalid, duplicative, untimely, inaccurate or otherwise objectionable. The Debtors are in the process of reviewing such claims, and have filed or are preparing omnibus objections to many of the proofs of claim. Pursuant to the General Bar Date Order, and consistent with 11 U.S.C. ss. 502(b)(9), any proofs of claim filed after the applicable bar date shall be disallowed as untimely unless and until such proofs of claim are deemed timely filed by the Court after notice and hearing.

Dated: October 3, 2003

                                 COVANTA ENERGY CORPORATION AND ITS SUBSIDIARIES THAT ARE ALSO DEBTORS AND DEBTORS IN POSSESSION IN THE CHAPTER 11 CASES

                                 Debtors and Debtors in Possession


                                 By: /s/ Scott G. Mackin
                                 ---------------------------------------------
                                 President and Chief Executive Officer Covanta Energy Corporation and President of Ogden New York Services, Inc. and authorized signatory for each of the other Debtors